 EXHIBIT 11.1
FINANCIAL STATEMENTS OF DING688 INC.
(Unaudited)
For the Period From November 7, 2025 (Date of Incorporation) Through June 30, 2026
DING688 INC.
FINANCIAL STATEMENTS
INDEX
Balance Sheet
Statement of Operations
Statement of Cash Flows
Statement of Changes in Stockholders' Equity
Notes to Financial Statements
BALANCE SHEET
DING688 INC.
(Unaudited)
As of June 30, 2026
ASSETS
Current Assets
Cash and Cash Equivalents ........................................ $10,266.60
Non-Current Assets
Website Development and Intangible Assets ............... $0.00
Total Assets ......................................................... $10,266.60
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts Payable and Accrued Liabilities .................. $0.00
Total Liabilities ..................................................... $0.00
Stockholders' Equity
Common Stock (no par value; 30,000,000 shares authorized; 200 shares issued and outstanding) ........................ $0.00
Additional Paid-In Capital ........................................... $14,301.60
Accumulated Deficit .................................................... $(4,035.00)
Total Stockholders' Equity .................................. $10,266.60
Total Liabilities and Stockholders' Equity ............ $10,266.60
STATEMENT OF OPERATIONS
DING688 INC.
(Unaudited)
For the Period From November 7, 2025 Through June 30, 2026
Revenue ................................................................. $0.00
Operating Expenses:
Advertising and Marketing Expenses ......................... $2,700.00
Research and Development and Business Expansion Expenses:
Technology Research and Development Expenses ...... $150.00
Software and Technology Equipment Expenses .......... $250.00
Formation Expenses ................................................ $135.00
Website and Network Maintenance Expenses ............ $800.00
Total Operating Expenses ................................... $4,035.00
Net Loss ............................................................... $(4,035.00)
STATEMENT OF CASH FLOWS
DING688 INC.
(Unaudited)
For the Period From November 7, 2025 Through June 30, 2026
Cash Flows From Operating Activities
Net Loss ................................................................. $(4,035.00)
Net Cash Used in Operating Activities ................. $(4,035.00)
Cash Flows From Investing Activities
Website Development and Intangible Asset Costs ..... $0.00
Net Cash Used in Investing Activities .................. $0.00
Cash Flows From Financing Activities
Founder Contributions and Expenses Paid on Behalf of the Company ............................................................ $14,301.60
Net Cash Provided by Financing Activities .......... $14,301.60
Net Increase in Cash ................................................ $10,266.60
Cash at Beginning of Period .................................... $0.00
Cash at End of Period ........................................ $10,266.60
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
DING688 INC.
(Unaudited)
For the Period From November 7, 2025 Through June 30, 2026
Description
Common Stock
Additional Paid-In Capital
Accumulated Deficit
Total

Balance at Inception
$0.00
$0.00
$0.00
$0.00

Founder Contributions and Expenses Paid on Behalf of the Company
$0.00
$14,301.60
$0.00
$14,301.60

Net Loss
$0.00
$0.00
$(4,035.00)
$(4,035.00)

Description
Common Stock
Additional Paid-In Capital
Accumulated Deficit
Total
Ending Balance
$0.00
$14,301.60
$(4,035.00)
$10,266.60
Common Stock: 30,000,000 shares authorized; 200 shares issued and outstanding.
NOTES TO FINANCIAL STATEMENTS
NOTE A - ORGANIZATION AND NATURE OF OPERATIONS
Ding688 Inc. was incorporated on November 7, 2025 in the State of New York.
The Company operates Ding688.com, an online information search and discovery platform designed to help users find and access relevant information, including employment opportunities, businesses, services, products, and other online resources.
The Company is currently developing and integrating artificial intelligence technologies to enhance its platform capabilities.
The Company has generated no revenue since inception.
NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").
Website development, technology-related costs, and other development expenses incurred to date have been evaluated under applicable U.S. GAAP. The Company has expensed costs related to website development, technology enhancements, and related activities as incurred, as such costs did not meet the criteria for capitalization as long-lived assets.
The Company will continue to evaluate future technology development and software-related costs to determine the appropriate accounting treatment under U.S. GAAP.
NOTE C - STOCKHOLDERS' EQUITY
The Company is authorized to issue 30,000,000 shares of Common Stock with no par value.
As of June 30, 2026, the Company has issued and outstanding 200 shares of Common Stock, all held by Dingshan Zhang, the Company's Founder and Chief Executive Officer.
Founder contributions, including amounts paid on behalf of the Company, are recorded as Additional Paid-In Capital.
NOTE D - GOING CONCERN
The Company is in the development stage and has generated no revenue since inception.
Continued operations depend on additional financing, including proceeds from this Regulation A offering.
NOTE E - RELATED PARTY TRANSACTIONS
The Founder has provided capital contributions and paid certain Company expenses on behalf of the Company to support early-stage development and operations.
No other related party transactions exist as of June 30, 2026.